EXHIBIT 10.1

CONFIDENTIAL SEPARATION AGREEMENT AND RELEASE

This Confidential Separation Agreement and Release (“Agreement”) is made by and between Brük Herbst (“Employee”) and Zomedica Inc. (“Zomedica”).

WHEREAS, Employee was an employee of Zomedica from July 17, 2017, until his employment ended on November 19, 2021;

WHEREAS, Employee and Zomedica are parties to an Executive Employment Agreement dated July 17, 2017 (“Employment Agreement”);

WHEREAS, the parties now desire to amicably end Employee’s employment with Zomedica and resolve any and all disputes that currently or may exist between them arising out of Employee’s employment with Zomedica and his separation therefrom, while preserving Articles 9 through 12 of the Employment Agreement, which remain in full force and effect;

NOW, THEREFORE, in consideration of the mutual promises and undertakings of the parties as set forth herein, and for good and valuable consideration, the adequacy of which is hereby acknowledged, the parties agree as follows:

1. Confidentiality. Employee and Zomedica agree that the existence and content of this Agreement, and all terms in this Agreement, shall be and shall remain confidential, and shall not be disclosed to any employee or independent contractor of Zomedica (except on a “need to know basis” by Zomedica as necessary to effect the terms of this Agreement) or to any other person, firm or agency, excluding Employee’s spouse and/or his legal or financial counsel, unless otherwise required by law, statute or court/agency process.

2. Separation from Employment. Employee was separated from Zomedica on November 19, 2021, and has no right to further benefits from Zomedica as an employee after that date.

3. Consideration. In exchange for the mutual promises made in this agreement, Zomedica shall do the following:

(a) Zomedica agrees to provide to Employee the benefits to which he is entitled for a Termination Without Cause, pursuant to Section 8.5 of the Employment Agreement.

(b) Zomedica shall give to Employee home office equipment that Employee received from Zomedica and is using in his home, with the exception of the laptop that Zomedica provided to him.

4. Breach of Agreement. Zomedica shall perform as specified in paragraph 3 provided Employee complies with the provisions in this Agreement. Zomedica shall have the option to void its obligation to so perform in the event that Employee violates any provision of this Agreement. If any payment is made before a violation, Zomedica is free to pursue all legal remedies available.

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5. Confidential Information and Trade Secrets. In consideration of the payments provided in this Agreement, and as part of his continuing obligation to preserve confidentiality, Employee shall not, without an express written authorization from Zomedica, directly or indirectly, disclose to any other person, firm or corporation, any confidential, proprietary, private, or personal information of any nature concerning Zomedica, any member of the Board of Directors of Zomedica, Zomedica customers, clients, employees, independent contractors, or any other individual about whom Employee may have information as a result of his employment with Zomedica. Confidential, private, or personal information means information not generally known about Zomedica, its customers, clients, directors, officers, managers, and employees, including, but not limited to, Zomedica’s financial condition, customer and client lists, projects, marketing and growth strategies, projections, plans, managers, employees, directors, officers, independent contractors or consultants, or private information about other individuals. Employee also acknowledges that Article 9 of the Employment Agreement remains in full force and effect.

In addition, notwithstanding this provision or any other provision of this Agreement, Employee and Zomedica agree that Employee, pursuant to the Defend Trade Secrets Act of 2016, shall not have criminal or civil liability under any federal or state trade secret law for the disclosure of a trade secret that: (a) is made (i) in confidence to a federal, state, or local government official, either directly or indirectly, or to an attorney, and (ii) is made solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. In addition and without limiting the preceding sentence, if Employee files a lawsuit for retaliation by Zomedica for reporting a suspected violation of law, Employee may disclose the trade secret to Employee’s attorney and may use the trade secret information in the court proceeding, if Employee: (1) files any document containing the trade secret under seal; and (2) does not disclose the trade secret, except pursuant to court order.

6. Mutual Non-Disparagement. Employee further agrees that he will not, either by conversation or any other oral expression, by letter or any other written expression, or by any other deed or act of communication to the public or to any individual person or entity or groups of persons or entities, specifically including, but not limited to, past, present or future customers, clients, employees, independent contractors, or business associates of Zomedica, hereafter disparage, criticize, condemn or impugn the reputation or character of Zomedica and/or its board members, officers, directors, managers, employees, consultants or agents, based upon any event or circumstances occurring or existing prior to or on the date of this Agreement. Similarly, Zomedica agrees that its senior executive team will not disparage, criticize, condemn or impugn the reputation or character of Employee based upon any event or circumstances occurring or existing prior to or on the date of this Agreement.

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7. Mutual Release and Waiver. For and in consideration of the payment and benefits continuation provided in this Agreement, Employee hereby forever releases and discharges Zomedica, together with its board members, directors, officers, employees and affiliated entities, from any and all claims, demands, equitable relief, damages, costs, expenses, administrative actions and causes of action of any kind or character, whether known or unknown, relating in any manner to or arising from Employee’s employment with Zomedica, or the separation thereof, or under the Employment Agreement, or which may otherwise arise under any federal or state statute, the common law or in equity, including but not limited to any claim arising under the Americans with Disabilities Act, the Age Discrimination in Employment Act (“ADEA”), the Employee Retirement Income Security Act, the Family Medical Leave Act, the Fair Labor Standards Act, Title VII of the Civil Rights Act of 1964, the Michigan Elliott-Larsen Civil Rights Act, or the Michigan Persons With Disabilities Civil Rights Act, all as amended, and contract or tort claims, as well as claims for attorneys fees, except claims not subject to be released under federal or state law; PROVIDED THAT, nothing in this provision or Agreement shall preclude Employee from seeking a judicial determination regarding the validity of this waiver with respect to any claims under the ADEA or from filing a charge with the U.S. Equal Employment Opportunity Commission, though Employee agrees not to seek or accept any money damages or other relief sought on his behalf by the EEOC or by any other federal, state, or local agency.

Except for the current liability due pursuant to the Repayment Agreement effective October 7, 2021, Zomedica similarly forever releases and discharges Employee from any and all claims, demands, equitable relief, damages, costs, expenses, administrative actions and causes of action of any kind or character, whether known or unknown, relating in any manner to or arising from Employee’s employment with Zomedica, or the separation thereof, or under the Employment Agreement, or which may otherwise arise under any federal or state statute, the common law or in equity.

8. Non-Admission of Liability. This Agreement shall not be construed as an admission, nor is it an admission, by Zomedica that it is liable in any respect for any claim or cause of action that has been or may hereafter be asserted. This Agreement is being entered into solely for the purpose of conferring consideration upon both parties in return for their resolution of the matters enumerated above.

9. Voluntary Execution. Employee acknowledges that he has read this Agreement, understands its terms, has entered into it voluntarily, and with full knowledge of its content, meaning, and effect. Employee further acknowledges that he has been given 21 days within which to consider this Agreement. Employee acknowledges that if he elects to sign this Agreement without availing himself of the opportunity to consider the terms of this Agreement for at least 21 days, his decision to shorten the time for considering this Agreement prior to signing it is voluntary, and such decision has not been induced by Zomedica through fraud, misrepresentation, or a threat to withdraw or alter the terms and conditions set forth in this Agreement in the event Employee elected to consider this Agreement for at least 21 days prior to signing it. Zomedica advises Employee to consult with an attorney prior to signing this Agreement.

10. Binding Effect. This Agreement shall be binding upon the parties hereto, their heirs, administrators, successors and assigns.

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11. Entire Agreement, with Exception of Articles 9 through 12 of the Employment Agreement, and Modification. This Agreement contains the entire understanding of the parties and supersedes all previous verbal and written agreements concerning the same subject matter, and there are no other agreements, representations or warranties between the parties which are not set forth herein, other than Articles 9 through 12 of the Employment Agreement, which remain in full force and effect. This Agreement and such Articles may only be modified by writing signed by both parties.

12. Governing Law and Jurisdiction/Venue. This Agreement shall be construed according to the laws of the State of Michigan. The parties agree that any disputes under this Agreement shall be brought in the state or federal courts located in Michigan, and the parties hereby consent to the personal jurisdiction and venue of those courts. The prevailing party shall recover attorney fees from the other party.

13. Severability. If any one or more of the provisions of this Agreement shall be held to be invalid, unlawful, or unenforceable in any respect, all other provisions shall be unaffected, and this Agreement shall be construed as if such invalid, unlawful, or unenforceable provisions had never been contained herein.

14. Return of Company Property. Employee verifies that he has returned to Zomedica all the Zomedica property that was in his control during and following the separation of his employment with the Zomedica, except for that property Zomedica has agreed to provide to Employee in paragraph 3 above.

16. Effective Date. Employee will have 7 calendar days following his execution of this Agreement to revoke the Agreement. Notice of revocation must be in a signed writing delivered to Larry Heaton before expiration of the revocation period. This Agreement will not become effective or enforceable until Employee has executed the Agreement, the 7-day revocation period has passed, and the Agreement has been executed by Zomedica.

IN WITNESS WHEREOF, the parties have executed this Agreement effective on the day and year set forth above.

/s/ Brük Herbst
Brük Herbst

Date: 11/19/21

Zomedica Inc.

By:	/s/ Larry Heaton

Name printed: Larry Heaton

Its:	CEO

Date: 11/19/21

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